UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 15, 2025

NL Industries, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	1-640	13-5267260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2620
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	NL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 15, 2025, the registrant’s board of directors increased the size of the board from seven to eight and elected Dr. R. Gerald Turner to fill the newly created vacancy, to serve as a director until his successor is elected and qualified or his earlier resignation, removal or death.  The board of directors also appointed Dr. Turner to serve on its audit committee.

Dr. Turner, age 79, has served on the board of directors of our affiliate Kronos Worldwide, Inc. since 2003, and also serves as a member of its audit committee and as chairman of its management development and compensation committee. He has served since 1995 as president of Southern Methodist University in Dallas, Texas, and has announced his intention to transition to the role of president emeritus at the end of the 2024-2025 academic year. He held previous executive and administrative positions at the University of Mississippi, the University of Oklahoma and Pepperdine University. He served from 2001 to 2020 as a trustee of the American Beacon Funds and American Beacon Select Funds, each a registered management investment company. He served on the board of directors of J.C. Penney Company from 1995 to 2019.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The registrant held its 2025 annual meeting of shareholders on May 15, 2025. At the 2025 annual meeting, the registrant’s shareholders voted on the two proposals described in detail in the registrant’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 26, 2025. Shareholders present at the 2025 annual meeting, either in person or by proxy, represented 94.2% of the 48,847,734 shares eligible to vote at the meeting.

Proposal 1: Election of Directors

The registrant’s shareholders elected Ms. Loretta J. Feehan, Mr. John E. Harper, Mr. Kevin B. Kramer, Ms. Meredith W. Mendes, Mr. Cecil H. Moore, Jr., Ms. Courtney J. Riley and Mr. Michael S. Simmons as directors. Each director nominee received votes “For” his or her election from at least 88.3% of the shares eligible to vote at the annual meeting.

Proposal 2: Say-on-Pay, Nonbinding Advisory Vote Approving Executive Compensation

The registrant’s shareholders adopted a resolution, on a nonbinding advisory basis, approving the compensation of the registrant’s named executive officers as described in the registrant’s 2025 proxy statement. The resolution received the approval from 87.0% of the shares eligible to vote at the annual meeting.

Item 7.01	Regulation FD Disclosure.

The registrant hereby furnishes the information set forth in its press release issued on May 15, 2025, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference. The information the registrant furnishes in this report under this Item 7.01, and the exhibit in Item 9.01, is not deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Description

	99.1	Press release dated May 15, 2025 issued by the registrant.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NL INDUSTRIES, INC.
(Registrant)

Date: May 15, 2025	By: /s/Amy A. Samford
Amy A. Samford Executive Vice President and Chief Financial Officer